Exhibit 10.5

Execution Copy

STOCK RESTRICTION AGREEMENT

BY AND AMONG

OPEN LINK FINANCIAL, INC.

THE STOCKHOLDERS

as defined herein

AND

The INVESTORS

as defined herein

Dated as of February 1, 2006

i

6.11.	Consent to Jurisdiction	16
6.12.	Termination	16

EXHIBITS

Exhibit A	- Form of Joinder Agreement

SCHEDULES

Schedule A	- Stockholders and Investors

ii

STOCK RESTRICTION AGREEMENT

This Stock Restriction Agreement (the “Agreement”) is made as of February 1, 2006 (the “Effective Date”), by and among Open Link Financial, Inc., a Delaware corporation (the “Company”), the individuals identified on Schedule A as Stockholders (collectively, the “Stockholders”), the Persons identified on Schedule A as Investors (collectively, the “Investors” and, together with the Stockholders, the “Stockholders”), and any other stockholder or option holder who from time to time becomes party to this Agreement by execution of a joinder agreement substantially in the form of Exhibit A (a “Joinder Agreement”). For purposes of this Agreement, a stockholder or an option holder who joins this Agreement pursuant to a Joinder Agreement shall be included in the term “Stockholder” or “Investor” as specified in the applicable Joinder Agreement.

WHEREAS, the Investors are holders of issued and outstanding shares of Convertible Preferred Stock (as defined in Section 1.4) and Warrants (as defined in Section 1.4) issuable upon conversion of the Subordinated Notes (as defined in Section 1.4);

WHEREAS, the Stockholders are the owners of issued and outstanding shares of Common Stock; and

WHEREAS, the parties hereto desire to agree upon the terms on which the securities of the Company, now or hereafter outstanding and held by them, will be held, transferred and voted.

NOW, THEREFORE, the Company, the Stockholders and the Investors hereby covenant and agree as follows:

SECTION I. DEFINITIONS

1.1.                         Drafting Conventions: No Construction Against Drafter.

(a)             The headings in this Agreement are provided for convenience and do not affect its meaning. The words “include”, “includes” and “including” are to be read as if they were followed by the phrase “without limitation”. Unless specified otherwise, any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in such agreement. Unless specified otherwise, any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations. If any date specified in this Agreement as a date for taking action falls on a day that is not a business day, then that action may be taken on the next business day. Unless specified otherwise, the words “party” and “parties” refer only to a party named in this Agreement or one who joins pursuant to the terms hereof.

(b)           The parties have participated jointly with their respective counsel in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the parties and there is to be no presumption or burden of proof favoring or disfavoring any party because of the authorship of any provision of this Agreement.

1.2.          Number of Shares of Stock. Whenever any provision of this Agreement calls for any calculation based on the number of shares of capital stock issued and outstanding or held by a specified Person, the number of shares deemed to be issued and outstanding or held by that specified Person, unless specifically stated otherwise, shall be in each case the total number of shares of Common Stock then issued and outstanding or held by that specified Person, plus, without duplication, the total number of shares of Common Stock issuable upon the conversion of any Convertible Preferred Stock or the exercise of any Warrants then issued and outstanding or held by that specified Person.

1.3.          Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Bankruptcy” shall mean (i) the filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Stockholder or any Transferee, as the case may be, or (ii) the Stockholder or any Transferee, as the case may be, being subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to the Stockholder’s or such Transferee’s assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date, and (iii) the Stockholder or any Transferee, as the case may be, being subject to a transfer of the Shares by operation of law (including by divorce, even if not insolvent), except by reason of death.

“Board of Directors” shall mean the Board of Directors of the Company.

“Charter” shall mean the Company’s certificate of incorporation in effect as of the date hereof, as amended from time to time.

“Credit Agreement” shall mean the Revolving Credit and Term Loan Agreement dated as of the date hereof by and between the Company and Bank of America, N.A.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company and any other common equity securities issued by the Company, together with any shares of stock or other securities issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Company” shall have the meaning set forth in the preamble and shall include any successor thereto.

“Contribution and Exchange Agreement” shall mean the Contribution and Exchange Agreement dated as of the date hereof, by and among Holdco, the Stockholders and the other parties thereto.

“Convertible Preferred Majority Interest” shall mean, at any time, Investors holding not less than a majority of the outstanding Shares held at that specified time by all Investors, calculated in accordance with Section 1.3 hereof.

“Convertible Preferred Stock” shall mean the Series A Convertible Preferred Stock, par value $0.001 per share, of the Company, together with any shares of stock or other securities issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Director” shall mean a member of the Board of Directors.

“Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations thereunder.

“Fair Market Value” of any Shares on any given date means the fair market value of such Shares determined in good faith by the Board of Directors based on an independent third party appraisal (an “Appraisal”) of such Shares obtained within the six-month period before or after the date as of which the fair market value is being determined or, if no such Appraisal has been obtained within such period, based on an Appraisal obtained promptly after the date the Board of Directors determines that a determination of fair market value is required; provided, however, that (i) if any Shares trade on a national securities exchange, the Fair Market Value on any given date is the closing sale price on such date; (ii) if any Shares do not trade on any national securities exchange but are admitted to trading on NASDAQ, the Fair Market Value on any given date is the closing sale price as reported by NASDAQ on such date; or if no such closing sale price information is available, the average of the highest bid and lowest asked prices for such Shares reported on such date. For any date that is not a trading day, the Fair Market Value of any Shares for such date will be determined by using the closing sale price or the average of the highest bid and lowest asked prices, as appropriate, for the immediately preceding trading day. The Board of Directors can substitute a particular time of day or other measure of closing sale price if appropriate because of changes in exchange or market procedures. Notwithstanding the foregoing, if the date for which Fair Market Value is determined is the first day when trading prices for any Shares are reported on NASDAQ or trading on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the consummation of the Company’s first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of its equity securities, as a result of or following which such Shares shall be publicly held.

“HoldCo” shall mean OLF Acquisition Corp., a Delaware corporation.

“Person” shall mean an individual, a corporation, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government (or agency or political subdivision thereof) or any other entity of any kind.

“Proceeding” shall mean any complaint, lawsuit or similar legal action filed in any court or any investigation, formal or informal, by any Person, regulatory or self-regulatory authority.

“Sale Event” shall mean a bona fide negotiated transaction with a Third Party Buyer in which (A) the Convertible Preferred Majority Interest has determined to sell their Shares in a transaction that will result in a majority of the voting power of the Company immediately prior to such transaction being transferred to such Third Party Buyer, (B) the Company has determined to sell or otherwise dispose of all or substantially all of its assets to a Third Party Buyer, or (C) the Company has determined to merge with or into, or consolidate with, a Third Party Buyer.

“Securities” shall mean the Convertible Preferred Stock, the Subordinated Notes and the Warrants.

“Securities Act” shall mean the Securities Act of 1933 and the rules and regulations thereunder.

“Service Relationship” shall mean any relationship as an employee, part-time employee, or other key person (including consultants) of the Company or any Subsidiary or any successor entity such that, for example, a Service Relationship shall be deemed to continue without interruption in the event the Stockholder’s status changes from full-time employee to part-time employee or consultant.

“Shares” shall mean, at any time, (i) Common Stock, (ii) Convertible Preferred Stock, (iii) Warrants, and (iv) any other equity securities now or hereafter issued by the Company, together with any options thereon and any other shares of stock or other securities issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Subordinated Notes” shall mean the convertible subordinated notes issued by the Company, in the initial principal amount of $20,000,000 pursuant to the Note Purchase Agreement, of even date herewith, between the Company and TA Subordinated Debt Fund, L.P. and TA Investors II, L.P.

“Subsidiary” shall mean any corporation (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or other entities (other than the last corporation in the unbroken chain) owns stock or other interests possessing fifty (50) percent or more of the total combined voting power of all classes of stock or in one of the other corporations in the chain.

“Third Party Buyer” shall mean the buyer or buyers in a transaction of a type described in clauses (A) or (B) in the definition of Sale Event, and the surviving entity in clause (C) in the definition of Sale Event; provided that, in no event shall any Investor or any Investor’s Affiliate be deemed a Third Party Buyer.

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement. “Transferee” means the recipient of a Transfer.

“Warrants” shall mean the warrants to purchase shares of Common Stock issuable upon conversion of the Subordinated Notes, together with any other shares of stock or other securities issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement or upon exercise of such Warrants or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

SECTION II. REPRESENTATIONS AND WARRANTIES

2.1.          Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents, warrants and covenants to the Company and the Investors as follows: (a) such Person has full legal capacity to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of such Person enforceable against such Person in accordance with its terms; and (c) the execution, delivery and performance by such Person of this Agreement does not and will not (i) violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Person, or require such Person to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made or (ii) constitute a breach of or default under any material agreement to which such Stockholder is a party.

2.2.          Representations and Warranties of the Investors. Each of the Investors hereby represents, warrants and covenants to the Company and the Stockholders as follows: (a) such Person has full limited partnership power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of such Person enforceable against such Person in accordance with its terms; and (c) the execution, delivery and performance by such Person of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Person, or require such Person to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not constitute a breach of or default under any material agreement to which such Investor is a party.

2.3.          Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Investors and the Stockholders as follows: (a) the Company has full corporate power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.

SECTION III.                      RESTRICTIONS ON TRANSFER; RIGHT OF FIRST REFUSAL; CO-SALE PROVISIONS

3.1.          Restrictions on Transfer. Each Stockholder shall not, without the prior written consent of a Convertible Preferred Majority Interest, Transfer all or any portion of the Shares now owned or hereafter acquired by such Stockholder, except in compliance with this Section III. Without limiting the generality of the foregoing (except pursuant to an initial public offering of the Common Stock or upon consummation of a Sale Event), no Stockholder may Transfer any Shares to any Person who is determined, in the reasonable, good-faith judgment of the Board of Directors, to be a direct or indirect competitor of the Company or of any Subsidiary of the Company.

3.2.          Permitted Transfers. Notwithstanding anything in Section III to the contrary, the provisions of Sections 3.3 and 3.4 shall not apply to a Transfer of the type listed below in clauses (a), (b) or (c); provided that in the case of either clause (a) or (b) the Transferee shall have entered into a Joinder Agreement in substantially the form of Exhibit A providing that all Shares so Transferred shall continue to be subject to all provisions of this Agreement as if such Shares were still held by such Stockholder:

(a)           Transfers by any Stockholder (or any Transferee permitted under this clause (a) or clause (b)) to (i) such Stockholder’s spouse or any lineal ancestor or descendant (including by adoption), (ii) any trust of which such Stockholder is the trustee or settler or donor and which is established solely for the benefit of any of the foregoing individuals and whose terms are not inconsistent with the terms of this Agreement (iii) any partnership, whose general partner(s) and limited partner(s) (if any) consist solely of one or more Persons identified in this clause (a) or (iv) any organization exempt from federal income tax pursuant to Section 501(c)(3) of the Code, provided that no Stockholder may Transfer more than 50% of the Shares owned by such Stockholder as of the date of this Agreement pursuant to Section 3.2(a)(iv);

(b)           Upon the death of any Stockholder or Transferee, Transfers to such Stockholder’s or Transferee’s estate, heirs, executors or administrators or to a trust under such Stockholder’s or Transferee’s will, or Transfers between such Stockholder or Transferee and such Stockholder’s or Transferee’s guardian or conservator; or

(c)           Transfers by any Stockholder pursuant to an initial public offering of the Common Stock or upon consummation of a Sale Event.

Notwithstanding anything to the contrary in this Agreement or any failure by a Transferee under this Section 3.2 to execute a Joinder Agreement, except for Transfers pursuant to an initial public offering of the Common Stock or upon the consummation of a Sale Event, any Transferee of Shares hereunder shall take such Shares subject to all provisions of this Agreement as if such Transferee were a Stockholder; provided that the term “Stockholder” in Section 3.2(a) and 3.2(b) shall continue to refer to the applicable original Stockholder and not any Transferee thereof.

3.3.                              Right of Refusal.  Subject to the second sentence of Section 3.1, in the event that any of the Stockholders entertains a bona fide, arm’s length offer (a “Transaction Offer”) from any other Person (a “Buyer”) to purchase all or any portion of the Shares held by such Stockholder such Stockholder (a “Transferring Stockholder”) may, subject to the provisions of Section 3.4, Transfer such Shares pursuant to and in accordance with the following provisions of this Section 3.3:

(a)                             Offer Notice.  The Transferring Stockholder shall cause the Transaction Offer and all of the terms thereof to be reduced to writing and shall promptly notify the Company and each of the Investors of such Transferring Stockholder’s desire to effect the Transaction Offer and otherwise comply with the provisions of this Section 3.3 and, if applicable, Section 3.4 (such notice, the “Offer Notice”). The Offer Notice shall constitute an irrevocable offer to sell all of the Shares which are the subject of the Transaction Offer (the “Offered Shares”) to the Company and the Investors, together as a group, on the basis described below, at a purchase price equal to the price contained in, and on the same terms and conditions as, the Transaction Offer. The Offer Notice shall be accompanied by a true copy of the Transaction Offer (which shall identify the Buyer and all material information in connection therewith).

(b)                            Company Option.  The Company shall have the first option to purchase all or a portion of the Offered Shares. At any time within 10 days after receipt by the Company of the Offer Notice (the “Company Option Period”), the Company may elect to accept the offer to purchase with respect to any or all of the Offered Shares and shall give written notice of such election (the “Company Acceptance Notice”) to the Transferring Stockholder and each Investor within the Company Option Period, which notice shall indicate the number of Offered Shares that the Company is willing to purchase. The Company Acceptance Notice shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Offered Shares covered by the Company Acceptance Notice. If the Company accepts the offer to purchase all of the Offered Shares, the closing for such purchase of the Offered Shares by the Company under this Section 3.3(b) shall take place within 30 days following the expiration, whether by lapse of time or acceptance, of the Company Option Period (or such later date as specified in Section 3.3(c)), at the offices of the Company or on such other date or at such other place as may be agreed to by the Transferring Stockholder and the Company. If the Company fails, or elects not to purchase all of the Offered Shares by exercising its option under this Section 3.3(b) within the period provided, the Transferring Stockholder shall so notify the Investors promptly (the “Additional Offer Notice”), which Additional Offer Notice shall specify the number of the Offered Shares that the Company has elected not to purchase (the “Remaining Shares”). The Remaining Shares shall be subject to the options granted to the Investors pursuant to Section 3.3(c) below.

(c)                             Investors’ Option.  If the Company elects not to purchase all of the Offered Shares under Section 3.3(b), at any time within 30 days after receipt by the Investors of the Additional Offer Notice (the “Investor Option Period”), each Investor may elect to accept the offer to purchase with respect to any and all of the Remaining Shares and shall give written notice of such election (the “Investor Acceptance Notice”) to the Transferring Stockholder to and each other Investor within the Investor Option Period, which notice shall indicate the maximum number of Remaining Shares that such Investor is willing to purchase, including the number of Remaining Shares it would purchase if one or more other Investors do not elect to purchase their Pro Rata Fractions (as defined in Section 3.3(d) below). An Investor Acceptance Notice shall constitute a valid and enforceable agreement for the sale and purchase of the Remaining Shares covered by such Investor Acceptance Notice. The closing for the purchase of the Remaining Shares by the Investors under this Section 3.3(c) (along with the purchase by the Company of any Shares under Section 3.3(b) if the Company is purchasing less than all of the Offered Shares) shall take place at the offices of the Company no later than the later of (i) 30 days following the expiration of the Investor Option Period, and (ii) five days following the date on which all governmental approval or filing requirements relating to the purchase of the Remaining Shares are satisfied, or on such other date or at such other place as may be agreed to by the Transferring Stockholder and such Investors. The Transferring Stockholder shall notify the Investors promptly if any Investor fails to offer to purchase its Pro Rata Fraction.

(d)                            Allocation of Offered Shares among Investors.  Upon the expiration of the Investor Option Period, the number of Remaining Shares to be purchased by each Investor shall be determined as follows: (i) first, there shall be allocated to each Investor electing to purchase, a number of Remaining Shares equal to the lesser of (A) the number of Remaining Shares as to which such Investor accepted the offer to purchase, as set forth in its respective Investor Acceptance Notice, or (B) such Investor’s Pro Rata Fraction (as defined below), and (ii) second, the balance, if any, not allocated under clause (i) above, shall be allocated to those Investors who within the Investor Option Period delivered an Investor Acceptance Notice to purchase a number of Remaining Shares that exceeded their respective Pro Rata Fractions, in each case on a pro rata basis in proportion to the number of Shares held by each such Investor up to the amount of such excess. An Investor’s “Pro Rata Fraction” shall be equal to the product obtained by multiplying the total number of Remaining Shares by a fraction, the numerator of which is the total number of Shares owned by such Investor, and the denominator of which is the total number of Shares held by all Investors, in each case calculated as of the date of the Offer Notice.

(e)                             Valuation of Property.  In the event that the price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, the Transferring Stockholder, the Company and a Convertible Preferred Majority Interest shall mutually determine the fair market value of such consideration, reasonably and in good faith, and the Company and/or the Investors, as the case may be, may effect their purchase under this Section 3.3 by payment of such fair market value in cash or cash equivalents; provided that, if the parties cannot mutually agree upon such fair market value, they shall settle such dispute as provided for in Section 8.10.

(f)                               Sale to Third Party.  In the event that the Company and/or the Investors, together as a group, do not elect to exercise the rights to purchase under this Section 3.3 with respect to all of the Offered Shares proposed to be sold, the Transferring Stockholder may sell the Offered Shares not purchased by the Company or the Investors under this Section 3.3 to the Buyer on the terms and conditions set forth in the Offer Notice, subject to the provisions of Section 3.4. If the Transferring Stockholder’s sale to a Buyer is not consummated in accordance with the terms of Section 3.4, the Transaction Offer shall be deemed to lapse, and any Transfers of Shares by the Transferring Stockholder shall be in violation of the provisions of this Agreement unless the Transferring Stockholder sends a new Offer Notice and once again complies with the provisions of this Section 3.3 with respect to such Transaction Offer.

3.4.                              Co-Sale Option of Investors.  If a Transferring Stockholder provides an Offer Notice to sell Offered Shares and the Company and/or the Investors, together as a group, do not elect to exercise the rights to purchase under Section 3.3 with respect to all of the Offered Shares, the Transferring Stockholder may Transfer the Offered Shares only pursuant to and in accordance with the following provisions of this Section 3.4:

(a)                                  Co-Sale Notice.  As soon as practicable following the expiration of the Investor Option Period, and in no event later than five (5) days thereafter, the Transferring Stockholder shall provide notice to each of the Investors (the “Co-Sale Notice”) of its right to participate (by selling Shares held by each of the Investors to the Buyer) in the Transaction Offer on a pro rata basis with the Transferring Stockholder and on the same terms and conditions applicable to the Transferring Stockholder (except as to price as set forth in the proviso to Section 3.4(b)), as are set forth in the Offer Notice (the “Co-Sale Option”). To the extent one or more Investors exercise their Co-Sale Option in accordance with this Section 3.4, the number of Offered Shares that the Transferring Stockholder may Transfer in the Transaction Offer shall be correspondingly reduced.

(b)                                 Investor Acceptance.  Each of the Investors shall have the right to exercise its Co-Sale Option by giving written notice of such intent to participate (the “Co-Sale Acceptance Notice”) to the Transferring Stockholder within fifteen days after receipt by such Investor of the Co-Sale Notice (the “Co-Sale Election Period”). Each Co-Sale Acceptance Notice shall indicate the maximum number of Shares subject thereto which the Investor wishes to sell, including the number of Shares it would sell if one or more other Investors do not elect to participate in the sale on the terms and conditions stated in the Offer Notice. Any Investor holding Convertible Preferred Stock or Warrants shall be permitted to sell to the relevant Buyer in connection with any exercise of the Co-Sale Option, at its option, (i) shares of Common Stock issuable upon the conversion of such Convertible Preferred Stock or shares of Common Stock issuable on the exercise of Warrants, or (ii) shares of Convertible Preferred Stock or the Warrants, provided, that in the case of the sale of Convertible Preferred Stock, the Buyer shall pay for each such share the greater of (A) the full liquidation preference of each such share of Convertible Preferred Stock, as determined in accordance with the Charter, or (B) the relevant aggregate purchase price for the underlying shares of Common Stock issuable upon conversion of such Convertible Preferred Stock.

(c)                                  Allocation of Shares.  Each Investor shall have the right to sell a portion of its Shares pursuant to the Transaction Offer which is equal to or less than the product obtained by multiplying the total number of Offered Shares available for sale to the Buyer by a fraction, the numerator of which is the total number of shares of Common Stock owned by such Investor (calculated in accordance with Section 1.3) and the denominator of which is the total number of shares of Common Stock held by all Investors who have submitted a Co-Sale Acceptance and the Transferring Stockholder (calculated in accordance with Section 1.3), in each case as of the date of the Offer Notice, subject to increase as hereinafter provided. If any Investor does not elect to sell the full amount of such Shares which such Investor is entitled to sell pursuant to this Section 3.4, then any Investors who have elected to sell Shares shall have the right to sell, on a pro-rata basis (based on the number of Shares held by each such Investor) with any other Investors and up to the maximum number of Shares stated in each such Investor’s Co-Sale Acceptance Notice, any Shares not elected to be sold by such Investor, but that the Investor was entitled to sell under this Section 3.4.

(d)                                 Co-Sale Closing.  Within ten (10) calendar days after the end of the Co-Sale Election Period, the Transferring Stockholder shall promptly notify each participating Investor of the number of Shares held by such Investor that will be included in the sale and the date on which the Transaction Offer will be consummated, which shall be no later than the later of (i) 30 calendar days after the end of the Co-Sale Election Period and (ii) five days following the date on which all governmental approval or filing requirements relating to the sale of any of the Shares are satisfied. Each participating Investor may consummate the sale of Shares in any Transaction Offer hereunder by delivering to the Buyer, or to the Transferring Stockholder for delivery to the Buyer, one or more instruments or certificates, properly endorsed for transfer, representing the Shares it elects to sell pursuant thereto. At the time of consummation of the Transaction Offer, the Buyer shall remit directly to each participating Investor that portion of the sale proceeds to which the participating Investor is entitled by reason of its participation in the Transaction Offer. No Shares may be purchased by the Buyer from the Transferring Stockholder unless the Buyer simultaneously purchases from the participating Investors all of the Shares that they have elected to sell pursuant to this Section 3.4.

(e)                                  Sale to Third Party.  Any Shares held by a Transferring Stockholder that are the subject of a Transaction Offer and that the Transferring Stockholder desires to Transfer to a Buyer following compliance with this Section 3.4, may be sold to such Buyer only during the period specified in Section 3.4(d) and only on terms no more favorable to the Transferring Stockholder than those contained in the Offer Notice. Promptly after such Transfer, the Transferring Stockholder shall notify the Company and the Investors of the consummation thereof and shall furnish such evidence of the completion and date of completion of the Transfer and of the material terms thereof as may reasonably be requested by a Convertible Preferred Majority Interest. Prior to the effectiveness of any Transfer to a Buyer hereunder, such Buyer shall enter into a Joinder Agreement in substantially the form of Exhibit A, whereupon such Buyer shall have all the rights and obligations of a Stockholder hereunder. In the event that the Transaction Offer is not consummated within the period required by this Section 3.4 or the Buyer fails timely to remit to each participating Investor its respective portion of the sale proceeds, the Transaction Offer shall be deemed to lapse, and any Transfer of Shares by the Transferring Stockholder shall be in violation of the provisions of this Agreement unless the Transferring Stockholder sends a new Offer Notice with respect to such Offered Shares and once again complies with the provisions of Section 3.3 and Section 3.4 with respect to such Transaction Offer.

3.5.                              Contemporaneous Transfers.  If there are proposed concurrent Transfers that are subject to this Section III, then the relevant provisions of Section 3.3 and Section 3.4, as applicable, shall apply separately to each such proposed Transfer.

3.6.                              Effect of Prohibited Transfers.  If any Transfer is made or attempted contrary to the provisions of this Agreement, (a) such purported Transfer shall be void ab initio, (b) the Company and the other parties shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law), and (c) the Company shall have the right to refuse to recognize any such Transferee for any purpose.

3.7.                              Assignment of Rights.  There shall be no restriction under this Agreement on an Investor’s right to Transfer all or any Shares to any other Person, and each Investor shall have the right to assign its rights under this Section III to any Transferee of such Investor’s Securities. Prior to the effectiveness of any Transfer by an Investor to a Transferee hereunder, such Transferee shall enter into a Joinder Agreement in substantially the form of Exhibit A, whereupon such Transferee shall have all the rights and obligations of an Investor hereunder.

SECTION IV. COMPANY’S RIGHT OF REPURCHASE

4.1.                              Right of Repurchase.  The Company shall have the right (the “Repurchase Right”) upon the occurrence of any of the events specified in Section 4.2 below (the “Repurchase  Event”) to repurchase from the Stockholders (or any Transferee) some or all (as determined by the Company) of the Shares held in accordance with the terms hereof by the Stockholder (or any Transferee) at the price per share specified below. The Repurchase Right may be exercised by the Company within six months following the date of such event (the “Repurchase Period”). The Repurchase Right shall be exercised by the Company by giving the Stockholder or any Transferee written notice on or before the last day of the Repurchase Period of its intention to exercise the Repurchase Right, and, together with such notice, tendering to the Stockholder or Transferee an amount equal to Fair Market Value of the Shares, determined as provided in Section 4.3. The Company may assign the Repurchase Right to one or more Persons. Upon such notification, the Stockholder and any Transferees shall promptly surrender to the Company any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company or the Company’s assignee or assignees. Upon the Company’s or its assignee’s receipt of the certificates from the Stockholder or any Transferees (or at such later date as is determined necessary by the Committee to avoid breach by the Company of any agreement to which it is a party), the Company or its assignee or assignees shall deliver to him, her or them a check for the Repurchase Price of the Shares being purchased (plus interest at the rate set forth in the Credit Agreement if payment is made on a later date as contemplated above); provided, however, that the Company may pay the Repurchase Price for such shares by offsetting and canceling any indebtedness then owed by the Stockholder to the Company. At such time, the Stockholder and/or any holder of the Shares shall deliver to the Company the certificate or certificates representing the Shares so repurchased, duly endorsed for transfer, free and clear of any liens or encumbrances.

4.2.                              Company’s Right to Exercise Repurchase Right.  The Company shall have the Repurchase Right in the event that any of the following events shall occur:

(a)                                  The termination of the Stockholder’s Service Relationship for any reason whatsoever, regardless of the circumstances thereof, and including without limitation upon death, disability, retirement, discharge or resignation for any reason, whether voluntarily or involuntarily; or

(b)                                 The Stockholder’s or Transferee’s Bankruptcy.

4.3.                              Determination of Fair Market Value.  The Fair Market Value of the Shares shall be, for purposes of this Section IV, determined as of the date of the notice by the Company to the Stockholder pursuant to Section 4.1 of its intention to exercise the Repurchase Right.

SECTION V.  RIGHTS AND OBLIGATIONS TO SELL

5.1.                              Drag Along Rights.

(a)                                  In the event of a Sale Event, each Stockholder shall, upon the written request of a Convertible Preferred Majority Interest: (i) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Third Party Buyer a pro rata portion of his, her or its Shares on the same terms applicable to the Convertible Preferred Majority Interest (but subject to the relative rights and preferences of the Convertible Preferred Stock, and the Common Stock as provided in the Charter), and/or (ii) execute and deliver such instruments of conveyance and transfer and take such other action, including voting all Shares by that Stockholder in favor of any Sale Event proposed by the Convertible Preferred Majority Interest and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents as such Convertible Preferred Majority Interest may reasonably require in order to carry out the terms and provisions of this Section 5.1 (the rights of the Convertible Preferred Majority Interest under this Section 5.1, the “Drag-Along Right”).

(b)                                 In the event the Drag-Along Right is exercised by a Convertible Preferred Majority Interest in accordance with Section 5.1(a), the Stockholders shall only be required to incur the same obligations as those incurred by the Convertible Preferred Majority Interest, and the liability of each such Stockholder in respect of such obligations shall be pro rata based on the proceeds received in such Sale Event and in no event shall exceed the proceeds received in such Sale Event by such Stockholder.

5.2.                              Procedure.  Not less than 15 days prior to the date proposed for the closing of any Sale Event, a Convertible Preferred Majority Interest shall give notice to each of the Stockholders setting forth in reasonable detail the name or names of any Third Party Buyer, the terms and conditions of the Sale Event, including the purchase price, and the proposed closing date.

SECTION VI. MISCELLANEOUS PROVISIONS

6.1.                              Reliance.  Each covenant and agreement made by a party in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the date hereof regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns, except to the extent expressly contemplated in Section 5.

6.2.                              Legend on Securities.  In addition to any other legend on the certificates representing Shares held by Investors or Stockholders, substantially the following legend must be typed on each certificate evidencing any of the Shares held at any time by any of the Investors or Stockholders:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCK RESTRICTION AGREEMENT, DATED AS OF FEBRUARY 1, 2006 AS SUCH AGREEMENT MAY BE AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS THEREOF AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH AGREEMENT. COPIES OF THE FOREGOING AGREEMENT ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE ISSUER AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.

THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

6.3.                           Amendment and Waiver; Actions of the Board.  Any party may waive in writing any provision hereof intended for its benefit. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. This Agreement may not be amended without the prior written consent of the Company, a Convertible Preferred Majority Interest and the Stockholders holding at least a majority of the Common Stock held by all Stockholders. Any consent given as provided in the preceding sentence shall be binding on all parties.

6.4.                           Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), telegraphed, sent by express overnight courier service or electronic facsimile transmission (with a copy by mail), or delivered to the applicable party at the respective address indicated below:

If to the Company:

Open Link Financial, Inc.

1502 Reckson Plaza

West Tower - 15th Floor

Uniondale, NY 11556-1502

Facsimile No.: 516-394-1193
Attention: Kevin Hesselbirg

If to the Investors:

TA Associates, Inc.
125 High Street
High Street Tower, Suite 2500
Boston, MA 02110
Facsimile: (617) 574-6728
Attention: Jonathan W. Meeks

If to any Stockholder or any Transferee:

At such Person’s address for notice as set forth in the books and records of the Company or, as to each of the foregoing, at such other address as shall be designated by a party in a written notice to other parties complying as to delivery with the terms of this subsection (a). All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mails or (ii) one day after being delivered to the telegraph company, deposited with the express overnight courier service or sent by electronic facsimile transmission, respectively, addressed as aforesaid.

6.5.                              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

6.6.                              Remedies; Severability.  It is specifically understood and agreed that any breach of the provisions of this Agreement by any party will result in irreparable injury to the other parties, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). If any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein are not to be in any way impaired thereby, it being intended that all of the rights and privileges of the parties be enforceable to the fullest extent permitted by law.

6.7.                              Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement as to the subject matter hereof and, together with the Contribution and Exchange Agreement and the Charter, intended to be complete and exclusive statement of the agreement and understanding of the parties with respect to that subject matter.

6.8.                              Governing Law.  This Agreement is to be construed and enforced in accordance with the laws of the State of New York.

6.9.                              Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and permitted assigns of the parties as contemplated herein, and any successor to the Company by way of merger or otherwise must specifically agree to be bound by the terms hereof as a condition of such succession. The rights of the Investors hereunder shall be binding upon and inure to the benefit of their Transferees of their Securities. Except as provided in Section III, no Stockholder may assign this Agreement or any of the Stockholder’s rights or obligations hereunder without the prior written consent of the Company and a Convertible Preferred Majority Interest, and without such prior written consent any attempted assignment shall be null and void.

6.10.                        Dispute Resolution.

(a)                                  All disputes, claims, or controversies arising out of or relating to this Agreement, or any other agreement executed and delivered pursuant to or in connection with this Agreement or the negotiation, breach, validity, termination or performance hereof and thereof or the transactions contemplated hereby and thereby, that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in New York, New York before a single independent arbitrator (the “Arbitrator”). The parties understand and agree that this arbitration shall apply equally to claims of fraud or fraud in the inducement.

(b)                                 The parties covenant and agree that the arbitration shall commence within 120 days of the date on which a written demand for arbitration is filed by any party hereto (the “Filing Date”). In connection with the arbitration Proceeding, the Arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the Arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the Arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witnesses or experts. The Arbitrator’s decision and award shall be made and delivered within 180 days of the Filing Date. The Arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The Arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

(c)                             The parties covenant and agree that they will participate in the arbitration in good faith and that they will (i) bear their own attorneys’ fees, costs and expenses in connection with the arbitration, and (ii) share equally in the fees and expenses charged by the Arbitrator. Any party unsuccessfully refusing to comply with an order of the Arbitrators shall be liable for costs and expenses, including attorneys’ fees, incurred by the other party in enforcing the award. This Section 6.10 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the purpose of avoiding immediate and irreparable harm.

6.11.                        Consent to Jurisdiction. Except as provided in Section 6.10(c) each of the parties hereto irrevocably and unconditionally consents to the jurisdiction of JAMS to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to or in connection with this Agreement or the negotiation, breach, validity, termination or performance hereof and thereof or the transactions contemplated hereby and thereby, and further consents to the sole and exclusive jurisdiction of the state and federal courts located in the State of New York and the city of New York for the purposes of enforcing the arbitration provisions of Section 6.10 of this Agreement. Each party further irrevocably waives any objection to proceeding before the Arbitrator based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before the Arbitrator has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given as provided in Section 6.4. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

6.12.                        Termination.  Sections III, IV and V shall terminate upon an initial public offering of the Company’s Common Stock or upon consummation of a Sale Event.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties are signing this Stock Restriction Agreement as of the date first set forth above.

OPEN LINK FINANCIAL, INC.

By:	/s/ Coleman Fung
	Name:	Coleman Fung
	Title:	Chief Executive Officer

[Signature Page to Stock Restriction Agreement]

STOCKHOLDERS:

/s/ Kenneth Knowles
Kenneth Knowles

/s/ Jonathan Stochel
Jonathan Stochel

/s/ Mike Gallagher
Mike Gallagher

/s/ Richard Grossi
Richard Grossi

/s/ Gary Koche
Gary Koche

/s/ Jim Leeds
Jim Leeds

/s/ Rich Gold
Rich Gold

/s/ Randal Parsons
Randal Parsons

/s/ Philip Wang
Philip Wang

/s/ Jean Claude Riss
Jean Claude Riss

/s/ Wolfgang Ferse
Wolfgang Ferse

[Signature Page to Stock Restriction Agreement]

/s/ John D’Aleo
John D’Aleo

/s/ Matthew Frye
Matthew Frye

/s/ Tara Neumann
Tara Neumann

/s/ Martin Taylor
Martin Taylor

/s/ Ian Comley
Ian Comley

[Signature Page to Stock Restriction Agreement]

TA IX L.P.

By: TA Associates IX LLC, its general partner
By: TA Associates, Inc., its manager

By:	/s/ Jonathan Meeks
Name: Jonathan Meeks
Title: Principal

TA STRATEGIC PARTNERS FUND A L.P.

By: TA Associates SPF L.P., its general partner
By: TA Associates, Inc., its general partner

By:	/s/ Jonathan Meeks
Name: Jonathan Meeks
Title: Principal

TA STRATEGIC PARTNERS FUND B L.P.

By: TA Associates SPF L.P., its general partner
By: TA Associates, Inc., its general partner

By:	/s/ Jonathan Meeks
Name: Jonathan Meeks
Title: Principal

TA ATLANTIC AND PACIFIC V L.P.

By: TA Associates AP V L.P., its general partner
By: TA Associates, Inc., its General Partner

By:	/s/ Jonathan Meeks
Name: Jonathan Meeks
Title: Principal

TA INVESTORS II L.P.

By: TA Associates, Inc., its general partner

By:	/s/ Jonathan Meeks
Name: Jonathan Meeks
Title: Principal

[Signature Page to Stock Restriction Agreement]

TA SUBORDINATED DEBT FUND, L.P.

By: TA Associates SDF LLC, its General Partner

By: TA Associates, Inc., its Manager

By:	/s/ Jonathan Meeks
Name: Jonathan Meeks
Title: Principal

[Signature Page to Stock Restriction Agreement]

EXHIBIT A

Joinder Agreement

The undersigned hereby agrees, effective as of the date hereof, to become a party to the Stock Restriction Agreement (the “Agreement”) dated as of February 1, 2006, by and among Open Link Financial, Inc. (the “Company”) and the other parties thereto and for all purposes of the Agreement, the undersigned shall be included within the term [“Stockholder”/“Investor”] (as defined in the Agreement). The undersigned further confirms that the representations and warranties contained in Section II of the Agreement are true and correct as to the undersigned as of the date hereof. The address and facsimile number to which notices may be sent to the undersigned is as follows:

Facsimile No.

[NAME OF UNDERSIGNED]

SCHEDULE A

Stockholders and Investors

Stockholders

Name

Kenneth Knowles

Jonathan Stochel

Mike Gallagher

Gary Koche

Jim Leeds

Rich Gold

Richard Grossi

Randal Parsons

Philip Wang

Jean Claude Riss

Wolfgang Ferse

John D’Aleo

Matthew Frye

Tara Neuman

Martin Taylor

Ian Comley

Investors

Name

TA IX L.P

TA Atlantic and Pacific V L.P.

TA Strategic Partners Fund A L.P.

TA Strategic Partners Fund B L.P.

TA Investors II L.P.